                                   EXHIBIT 21

                         SUBSIDIARIES OF AMAX GOLD INC.
                  (All 100% owned unless otherwise indicated)



    Name of Subsidiary         Jurisdiction of Incorporation
    ------------------         -----------------------------

AGI Chile Credit Corp., Inc.            Delaware
Amax Gold de Chile Ltda.                Chile
Amax Gold Exploration, Inc.             Delaware
Amax Gold Refugio, Inc.                 Delaware
Amax Precious Metals, Inc.              Delaware
Amax Russia Corporation                 Delaware
Compania Minera Amax Guanaco*           Chile
Compania Minera Maricunga**             Chile
Fairbanks Gold Ltd.                     British Columbia
Fairbanks Gold Mining, Inc.             Delaware
Guanaco Mining Company, Inc.            Delaware
Haile Mining Company, Inc.              Delaware
Lancaster Mining Company, Inc.          Delaware
Lassen Gold Mining, Inc.                Delaware
Melba Creek Mining, Inc.                Alaska
Nevada Gold Mining, Inc.                Delaware
Wind Mountain Mining, Inc.              Delaware

----------------
 * 90% owned.
** 50% owned.